UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2009
Advanced Viral Research Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-18293	59-2646820

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

200 Corporate Boulevard South, Yonkers, New York	10701

(Address of principal executive offices)	(Zip Code)
(914) 376-7383

(Registrants’ telephone number, including area code)
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 23, 2009, Eli Wilner, Roy Walzer and Angelo Botter, resigned, effective immediately, as members of our Board of Directors (the “Board”). Mr. Wilner was Chairman of the Board of Directors. Messrs Wilner and Walzer were members of the Compensation Committee of the Board and Messrs. Botter and Walzer were members of the Audit Committee of the Board. Immediately following the resignation of Messrs. Wilner, Walzer and Botter, the Board approved a decrease in the size of the Board to one member. Steve Elliston shall continue as the sole member of the Board of Directors of the Company.
     On March 24, 2009, Martin Bookman, resigned, effective immediately, as Acting Chief Financial Officer of Advanced Viral Research Corp.

Item 8.01	Other Events.
     On March 24, 2009, we received from YA Global Investments, L.P. (f/k/a Cornell Capital Partners, LP) (“YA Global”) notice that pursuant to the Uniform Commercial Code as in effect in the State of Delaware and certain other conveyance documents entered by YA Global dated March 18, 2009, YA Global foreclosed its security interest in and assigned, sold and transferred to BBM Holdings, Inc. for a purchase price of $600,000, all right, title and interest in and to certain property we pledged as collateral to secure our repayment and other obligations to YA Global under our financing arrangement (the “Transferred Assets”). The Transferred Assets included goods, fixtures, furniture, tools, parts, supplies, general intangibles, records, contract rights, software, inventory, equipment, intellectual property and other personal property used in connection with our clinical trials.
     YA Global further advised us that prior to the application of the proceeds from such sale to BBM Holdings, Inc., we were obligated to YA Glboal in the amount of $1,938,700 in principal and an additional $243,479 in accrued and unpaid interest, plus other fees, costs, expenses and costs of collection. After application of the proceeds from the sale by YA Global to BBM Holdings, Inc. first to accrued and unpaid interest and then to outstanding principal, we remain obligated to YA Global in the amount of $1,582,179 in principal, plus interest accruing from March 19, 2009, fees, costs, expenses and costs of collection (the “Remaining Obligations”).
     We do not have sufficient cash resources to satisfy in full the Remaining Obligations or any other amounts that may be outstanding. We do not have any agreements, agreements in principle or understandings to acquire sufficient cash resources to do so. Due to the lack of cash resources, we can give no assurances that we can, among other things, comply with our reporting obligations promulgated under the Securities Exchange Act of 1934.
     We are a non operating corporation. We may seek to effect a merger, acquisition or other business combination with an operating company by using a combination of capital stock or cash which may become available from other sources. There can be no assurances that we will enter into such a transaction on terms favorable to us, if at all, or that other funding sources will be available to pursue or consummate a business combination.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 25, 2009	ADVANCED VIRAL RESEARCH CORP. (Registrant)
	By:	/s/ Stephen M. Elliston
Stephen M. Elliston
President and Chief Executive Officer

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